Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in CompX International Inc.'s Registration Statement on Form S-8 pertaining to the CompX International Inc. 1997 Incentive Compensation Plan of our report dated September 26, 1997 with respect to the consolidated combined financial statements of Fort Lock Group included in CompX International Inc.'s Registration Statement on Form S-1 (File No. 333-42643).




                              ALTSCHULER MELVOIN AND GLASSER LLP



Chicago, Illinois
March 5, 1998